Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-206660) of Petróleo Brasileiro S.A.—Petrobras and Petrobras Global Finance B.V. (No. 333-206660-01) of our report dated April 26, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting of Petrobras, which appears in this Annual Report on Form 20-F. We also consent to the reference to us under heading “Selected Financial Data” in such form 20-F.

/s/  PricewaterhouseCoopers Auditores Independentes

PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro—Brazil

April 26, 2017